UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2022

LENSAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39473	32-0125724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Discovery Drive,

Orlando, Florida 32826

(Address of principal executive offices)

Registrant’s telephone number, including area code

(888) 536-7271

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNSR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 25, 2022, LENSAR, Inc. (the “Company”) held its annual meeting of stockholders.  A total of 8,204,800 shares of the Company’s common stock were present in person or represented by proxy at the meeting, representing approximately 74.69% of the Company’s common stock outstanding as of the April 1, 2022 record date. Following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 12, 2022.

Item 1 – Election of two Class II directors to serve until the Company’s annual meeting of stockholders to be held in 2025 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Nicholas T. Curtis	5,962,722	845,289	1,396,789
Aimee S. Weisner	5,957,948	850,063	1,396,789

Item 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
8,162,824	18,434	23,542	N/A

Based on the foregoing votes, Nicholas T. Curtis and Aimee S. Weisner were elected as Class II directors, and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENSAR, INC.

Date: May 27, 2022	By:	/s/ Nicholas T. Curtis
	Name:	Nicholas T. Curtis
	Title:	Chief Executive Officer